UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2021

CLEAN HARBORS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive	Norwell	MA	02061-9149
(Address of Principal Executive Offices)			(Zip Code)

 Registrant’s telephone number, including area code (781) 792-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CLH	New York Stock Exchange

Item 1.01.    Entry into a Material Definitive Agreement.

On August 3, 2021, Clean Harbors, Inc. (the “Company” or “Clean Harbors”) signed a definitive Stock Purchase Agreement to acquire HydroChemPSC ("HPC"), a privately-owned company, from an affiliate of Littlejohn & Co, LLC ("Seller"). With more than 5,000 employees and 240 service locations, HPC is a leading U.S. provider of industrial cleaning, specialty maintenance and utility services. Clean Harbors anticipates the acquisition will enhance the Company's Environmental Services segment.

Under the terms of the Stock Purchase Agreement, at the closing of the transaction, the Company will pay cash consideration in an amount equal to $1.25 billion, subject to customary purchase price adjustments. The Company plans to finance the acquisition with a combination of cash on hand and long-term debt. The Company has obtained a financing commitment from Goldman Sachs Bank USA, for term loan debt financing. The acquisition is subject to regulatory approval and other customary closing conditions, and is anticipated to close later in 2021.

Under the Stock Purchase Agreement, the Seller has agreed that, while the Agreement remains in effect, the Seller will not solicit or initiate discussions with any party other than Clean Harbors and its affiliates regarding any other business combination or sale of material stock or assets. The Stock Purchase Agreement is subject to termination by either Clean Harbors or the Seller under certain circumstances.

The board of directors of each of Clean Harbors and the Seller have approved the Stock Purchase Agreement, as has the Seller, as HPC's sole shareholder. The Stock Purchase Agreement is not subject to approval by the shareholders of Clean Harbors.

A copy of the Stock Purchase Agreement is filed as Exhibit 2.7 to this report and is incorporated herein by reference. The foregoing description of the terms of that agreement is qualified in its entirety by reference to the full text of that agreement.

Item 7.01.    Regulation FD Disclosure.

On August 4, 2021, the Company issued a press release announcing the entry into the Stock Purchase Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits
2.7    Stock Purchase Agreement by and among Clean Harbors, Inc., LJ Energy Services Holdings LLC, and LJ Energy Services Intermediate Holding Corp. dated August 3, 2021*

99.1    Press release dated August 4, 2021

104    The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language)

*Exhibits and disclosure schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K and will be provided to the Securities and Exchange Commission or its staff upon request.

Safe Harbor Statement

Any statements contained in this report that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “anticipates,” “plans to,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, the proposed acquisition of HPC, the related financing of that proposed acquisition and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, the risks and uncertainties surrounding Clean Harbors' proposed acquisition of HPC and the financing thereof. Forward-looking statements are neither historical facts nor assurances of future performance, and. readers are therefore cautioned not to place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

August 4, 2021	/s/ Michael L. Battles
Executive Vice President and Chief Financial Officer

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